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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of Darling International Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of August 29, 2003.

                             MSD CAPITAL, L.P.

                             By: MSD Capital Management LLC, its general partner


                                 By: /s/ Marc R. Lisker
                                     ------------------------------------------
                                     Marc R. Lisker
                                     General Counsel


                             SOF INVESTMENTS, L.P.

                             By: MSD Capital, L.P., its general partner


                                 By: /s/ Marc R. Lisker
                                     ------------------------------------------
                                     Marc R. Lisker
                                     General Counsel